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                          SCIENTIFIC ADVISOR AGREEMENT             EXHIBIT 10.56
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                           (Scientific Advisory Board)



THIS SCIENTIFIC ADVISOR AGREEMENT ("Agreement") is entered into as of March 6, 1996, by and between J. Kevin Steele ("Advisor") and Synbiotics Corporation, a California corporation ("Synbiotics").

Advisor and Synbiotics agree as follows:

1.   Description of Services.  Synbiotics hereby retains Advisor and Advisor
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hereby agrees to serve during the term of this Agreement as a member of
Synbiotics' Scientific Advisory Board. As such, Advisor shall advise Synbiotics from time to time on scientific aspects of research, development, manufacturing, marketing and legal issues affecting the Company and its business.

2.   Compensation.
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     A.  Consulting Fee.  Synbiotics shall grant to Advisor, under its 1995
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     Stock Option/Stock Issuance Plan, a non-statutory stock option to purchase
     [*] shares of Synbiotics Common Stock at then fair market value upon the completion of each year of service on Synbiotics' Scientific Advisory Board.

     B.  Travel Expenses.  Synbiotics shall reimburse Advisor for all out-of-
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     pocket expenses (round trip tourist or coach class transportation, hotel, meals) reasonably incurred by Advisor in connection with any trip made by Advisor at the specific request of and with prior written approval of Synbiotics.

     C.  Other Expenses.  Synbiotics shall reimburse Advisor for all other
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     reasonable expenses actually incurred which are incidental to the services performed hereunder and which have been approved in writing in advance by Synbiotics.

     D.  Invoices.  Advisor shall provide Synbiotics with monthly invoices
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     detailing the expenses and reimbursements which Advisor believes are due under this Agreement. Invoices should specify the period for which compensation is claimed. Travel costs and other expenses claimed must be itemized. All invoices must be substantiated by receipts for transportation and lodging and all other items for expenses amounting to more than $20.00 where receipts are normally issued. The invoices should be submitted to Synbiotics Corporation, 11011 Via Frontera, San Diego, CA 92127. Synbiotics agrees to pay approved invoices within 45 days of receipt.

3.   Independent Contractor.  Advisor's relationship with Synbiotics shall be
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that of an independent contractor and nothing in this Agreement shall be construed to create an employer-employee relationship between Synbiotics and Advisor. Synbiotics agrees that during the term of this Agreement, or any extension or renewal thereof, Advisor may be employed by other persons, firms or corporations engaged in a business similar to (but not directly competitive in the sale of animal health diagnostic products) that of Synbiotics, provided, however, that the provisions of this

___________________

[*] Certain confidential portions of this exhibit have been omitted by means of blacking out the text (the "Mark"). This exhibit has been filed separately with the Secretary of the Commission without the Mark pursuant to the Company's Application Requesting Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

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Agreement shall be strictly observed by Advisor with respect to such other persons, firms, or corporations. Since Advisor will not be an employee of Synbiotics, it is understood that Advisor will not be entitled to any of the benefits under Synbiotics' retirement or group insurance plans or any other employee benefits. Advisor is solely responsible for all taxes, withholdings, and other similar statutory obligations, including, but not limited to, Workers Compensation Insurance, Social Security, federal, state, or any other employee payroll taxes; and Advisor agrees to defend, indemnify and hold Synbiotics harmless from any and all claims made by any entity on account of an alleged failure by Advisor to satisfy any such tax or withholding obligations. In the performance of all services hereunder, Advisor shall comply with all applicable laws and regulations.

4.   No Conflict with Existing Agreements.  Synbiotics hereby states that
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Synbiotics does not desire to acquire from Advisor any secret or confidential know-how or information which Advisor may have acquired from others. Accordingly, Advisor represents and warrants that Advisor is free to divulge to Synbiotics, without any obligation to, or violation of any right of others, any and all information, practice or techniques which Advisor will describe, demonstrate, divulge or in any other manner make known to Synbiotics during Advisor's performance of services hereunder. Advisor shall defend, indemnify and hold harmless Synbiotics from and against any and all liability, loss, cost, expense, damage, claims or demands for actual or alleged violation of the rights of others in any trade secret, know-how or other confidential information by reason of Synbiotics' receipt or use of the services or information described above, or otherwise in connection therewith.

5.   Advisor Inventions.  Advisor warrants that Advisor shall promptly and fully
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disclose and assign to Synbiotics all Inventions made by Advisor (in whole or in part, either alone or jointly with others) resulting from or arising out of Advisor's acquisition of Synbiotics confidential information that Advisor is made aware of as a result of Advisor's services hereunder and will, if Synbiotics shall so request, assist in every proper way (at the expense of Synbiotics) to obtain for the benefit of Synbiotics patents on such Inventions in any and all countries; all such Inventions to be and remain the sole property of Synbiotics whether or not disclosed, assigned or patented. Advisor represents and warrants that, Advisor has no contractual or other obligations to any third party which preclude or in any way encumber the right to assign to Synbiotics the full and exclusive right, title and interest in and to any and all Inventions made by Advisor resulting from or arising out of Advisor's services hereunder. The decision to file (or not to file) a patent application or applications on any such Inventions shall be in Synbiotics' sole discretion. Synbiotics shall compensate Advisor at a reasonable rate for time actually spent at Synbiotics' request on such assistance. As used in this Agreement, the term "Inventions" means any and all inventions, discoveries, designs, formulas, works of authorship, strains, cell lines, compositions, ideas, technology, improvements, trade secrets, processes, techniques and know-how, of any kind or nature, whether or not patentable, but only if related to Synbiotics' business, which are invented, conceived, discovered, developed or reduced to practice by Advisor, either alone or jointly with others, and result from or arise out of Advisor's acquisition of Synbiotics confidential information that Advisor is made aware of as a result of Advisor's services hereunder.

6.   Non-Disclosure and Non-Use.  The parties hereto acknowledge that during the
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course of Advisor's services to Synbiotics pursuant to this Agreement it will become necessary or desirable for Synbiotics to disclose to Advisor a substantial amount of Synbiotics Proprietary Information. "Proprietary Information" is information that was or will be developed, created, or discovered by or on behalf of Synbiotics, or which becomes or will become known by Synbiotics, or was or is conveyed to Synbiotics, which has commercial value in Synbiotics' business. "Proprietary Information" includes, but is not limited to, information about operations and maintenance, trade secrets, cell lines, strains, designs, technology, ideas, know-how, processes, formulas, compositions, data, techniques, improvements, inventions (whether patentable or not), works of authorship, business and product development plans, customers and other information concerning Synbiotics' actual or anticipated business, research or development, or which is received in confidence by or for Synbiotics from any other person. "Proprietary Information" does not include information that Advisor demonstrates to Synbiotics' satisfaction, by written evidence, is in the public domain by reason of prior publication not directly or indirectly resulting from any act or omission of Advisor. Advisor fully understands that the maintenance of such Proprietary Information in strict confidence and the confinement of its use to Synbiotics is of vital importance to Synbiotics. Advisor agrees that the Proprietary Information divulged to Advisor by Synbiotics

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or which Advisor acquires in connection with or as a result of Advisor's services hereunder shall be regarded by Advisor as confidential. Advisor shall not use, nor shall Advisor disclose, any Proprietary Information to any person either during or after the period of this Agreement, except to those employees of Advisor or Synbiotics as may be necessary in the regular course of Advisor's duties hereunder, or except as otherwise authorized in writing by the President of Synbiotics.

7.   Synbiotics Materials.  Advisor recognizes that all Synbiotics Materials
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made or received by Advisor during the period of this Agreement are and shall be the exclusive property of Synbiotics, and Advisor shall keep the same at all times in Advisor's custody and subject to Advisor's control, and shall surrender the same to Synbiotics immediately upon request of Synbiotics. "Synbiotics Materials" are documents or other media or tangible items that contain or embody Proprietary Information or any other information concerning the business, operations, or plans of Synbiotics, whether such documents have been prepared by Advisor or by others. "Synbiotics Materials" include, but are not limited to, blueprints, drawings, photographs, charts, graphs, notebooks, customer lists, computer disks, tapes or printouts, sound recordings and other printed, typewritten, or handwritten documents, as well as samples, prototypes, models, products and the like.

8.   Exoneration.  Advisor shall exonerate and hold harmless Synbiotics, its
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officers, agents and employees from and against any and all liability, loss, cost, damage, claims, demands or expenses of every kind on account of injuries (including death) to Advisor or loss of or damage to Advisor's property arising out of or resulting in any manner from or occurring in connection with Advisor's performance of services hereunder unless caused by the sole negligence of Synbiotics or its employees.

9.   Termination.  Advisor and Synbiotics agree that this Agreement will expire
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upon the later of (i) three (3) years from the date of this Agreement or (ii)
the expiration or earlier termination of the Research and Development Agreement between Synbiotics and Engene Biotechnologies, Inc., of even date herewith.
This Agreement shall terminate automatically in the event of Advisor's inability for any reason to perform Advisor's services. Upon termination of this Agreement, Synbiotics' obligation to pay any compensation, except for full-year services or expenses already incurred, shall forthwith cease and terminate. Termination of this Agreement for any reason shall not affect Advisor's obligations under paragraphs 4, 5, 6, 7 and 8.

10.  Remedies.  Advisor acknowledges and agrees that a breach of this Agreement
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will result in immediate, irreparable and continuing damage to Synbiotics for which there will be no adequate remedy at law; and agrees that in the event of any such breach or violation or any threatened or intended breach or violation of this Agreement, Synbiotics and its successors and assigns shall be entitled to temporary, preliminary and permanent injunctive relief and/or restraining orders enjoining and restraining such breach or violation or such threatened or intended breach or violation and/or other equitable relief (without needing to post any bond or other security) in addition to such other and further relief as may be proper.

11.  Amendments and Waivers.  This Agreement may be modified, amended or
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supplemented only by a written instrument duly executed by Advisor and
Synbiotics. No term or condition or the breach thereof shall be deemed waived, unless it is waived in writing and signed by the party against whom the waiver is claimed. Any waiver or breach of any term or condition shall not be deemed to be a waiver of any preceding or succeeding breach of the same or any other term or condition. The failure of any party to insist upon strict performance of any term or condition hereunder shall not constitute a waiver of such party's right to demand strict compliance therewith in the future.

12.  Notices.  All payments, notices, requests, demands and other communications
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required or permitted hereunder shall be in writing and shall be delivered personally (which shall include delivery by courier or overnight delivery service) or sent by first class mail, postage prepaid, or sent by telecopier or other similar facsimile transmission to the parties at their respective address set forth below or at such other address as shall be given in writing by a party to the other parties. Items delivered personally or by telecopier or facsimile shall be deemed delivered on the date of actual delivery; items sent by first class mail shall be deemed delivered three (3) days after mailing.

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     If to Synbiotics:   Synbiotics Corporation
                         11011 Via Frontera
                         San Diego, CA  92127
                         Attention: Chief Executive Officer
                         Telecopier:  (619) 451-5719

     If to Advisor:      J. Kevin Steele
                         16236 San Dieguito Road
                         Suite 4-21
                         Rancho Santa Fe, CA  92067
                         Telecopier:  (619) 759-9434

13.  Governing Law; Jurisdiction and Venue.  This Agreement shall be governed by
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and construed in accordance with the laws of the State of California, without regard to principles of conflicts of law. The parties agree that any dispute regarding the interpretation or validity of this Agreement shall be subject to the exclusive jurisdiction of the state and federal courts in and for the County of San Diego, California, and each party hereby agrees to submit to the personal and exclusive jurisdiction and venue of such courts.

14.  Attorneys' Fees.  If any action at law or in equity is necessary to enforce
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or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and disbursements, in addition to any other relief to which such party may be entitled.

15.  Counterparts.  This Agreement may be executed in multiple copies, each of
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which shall be deemed an original and all of which shall constitute a single agreement binding on all parties.

16.  Entire Agreement.  This Agreement constitutes the entire agreement between
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the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings and negotiations (including those relating to a "professional services agreement"). The parties agree that Synbiotics' and Advisor's obligations under the License Agreement and the Research and Development Agreement dated today are not superseded. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements have been made by any party, or any one acting on behalf of any party, that are not embodied in this Agreement with respect to the subject matter hereof.

17.  Representation.  By executing this Agreement, Advisor acknowledges that he
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understands and agrees that Brobeck, Phleger & Harrison LLP represents the interests of Synbiotics solely and that he has had the opportunity to consult with his own attorney in connection with this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Scientific Advisor
Agreement as of the day and year first above written.

ADVISOR                             SYNBIOTICS CORPORATION


/s/ J. Kevin Steele                 By:     /s/ Robert L. Widerkehr
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                                    Title:  President and CEO
Date:  March 6, 1996                Date:   March 6, 1996



                [SIGNATURE PAGE TO SCIENTIFIC ADVISOR AGREEMENT]

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